April 15, 2004


Dear Stockholder:

We are pleased to invite you to attend the Annual Meeting of Stockholders of AJS Bancorp, Inc. (the "Company"). The Annual Meeting will be held at the Rosewood West, 131st and Cicero, Crestwood, Illinois 60445, at 1:00 p.m., (local time) on May 19, 2004.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of the Company.

At the Annual Meeting stockholders will be given an opportunity to elect two directors and to ratify the appointment of Crowe Chizek and Company LLC as auditors for the Company's 2004 fiscal year.

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own. Voting by proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,

/s/ Thomas R. Butkus
--------------------
Thomas R. Butkus
Chairman and Chief Executive Officer

                                AJS Bancorp, Inc.
                            14757 South Cicero Avenue
                           Midlothian, Illinois 60445
                                 (708) 687-7400

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 19, 2004

      Notice is hereby given that the Annual Meeting of AJS Bancorp, Inc. (the "Company") will be held at the Rosewood West, 131st and Cicero, Crestwood, Illinois 60445, on May 19, 2004 at 1:00 p.m., local time.

      A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

      The Annual Meeting is for the purpose of considering and acting upon:

      1.    The election of two directors of the Company;

      2. The ratification of the appointment of Crowe Chizek and Company LLC as auditors for the Company for the year ending December 31, 2004; and

      3. Such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

      Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on April 2, 2004 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

      A list of stockholders entitled to vote at the Annual Meeting will be available at the Company's Main Office, 14757 South Cicero Avenue, Midlothian, Illinois 60455, for the 10 days immediately prior to the Annual Meeting. It also will be available for inspection at the meeting itself.

      EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                        By Order of the Board of Directors

                                        /s/ Patricia A. Butkus
                                        ----------------------------------
                                        Corporate Secretary

Midlothian, Illinois
April 15, 2004

IMPORTANT: A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT

                                AJS Bancorp, Inc.
                            14757 South Cicero Avenue
                           Midlothian, Illinois 60445
                                 (708) 687-7400

                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 19, 2004

      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of AJS Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at Rosewood West, 131st and Cicero, Crestwood, Illinois, 60445, on May 19, 2004 at 1:00 p.m., local time, and all adjournments thereof. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 15, 2004.

--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

      Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Meeting.

      The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournments thereof.

      Proxies may be revoked by sending written notice of revocation to the Secretary of the Company at the address of the Company shown above, voting a later dated proxy, or by attending the Meeting and voting in person. The presence at the Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

      Holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), as of the close of business on April 2, 2004 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 2,392,921 shares of Common Stock issued and outstanding, of which AJS Bancorp, MHC, the Company's mutual holding company parent (the "Mutual Holding Company"), owns 1,227,544 shares, or 51.3% of the total shares outstanding, and intends to vote FOR the proposals presented at the meeting. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting.

      As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the nominees proposed by the Board of Directors or to WITHHOLD AUTHORITY to vote for the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld.

      As to the ratification of auditors, the proxy card being provided by the Board of Directors enables a stockholder to: (i) vote FOR the proposal; (ii) vote AGAINST the proposal; or (iii) ABSTAIN from voting on the proposal. The ratification of auditors must be approved by the affirmative vote of a majority of the votes cast without regard to broker non-votes or proxies marked ABSTAIN.

      Proxies solicited hereby will be returned to the Company and will be tabulated by an Inspector of Election designated by the Company's Board of Directors.

      Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by named executive officers and directors individually, by executive officers and directors as a group, and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock on the Record Date.

         Name and Address                       Amount of Shares Owned and               Percent of Shares of
        of Beneficial Owner                Nature of Beneficial Ownership (1)(2)       Common Stock Outstanding
---------------------------------------   ---------------------------------------    ----------------------------

AJS Bancorp, MHC
14757 South Cicero Avenue
Midlothian, Illinois 60455                              1,227,544                                 51.3%

Named Directors and Executive Officers:

Thomas R. Butkus (3)                                       70,600                                 2.94

Roger L. Aurelio (4)                                       18,979                                 0.79

Raymond J. Blake (5)                                       33,379                                 1.39

Edward S. Milen (6)                                        13,979                                 0.58

Richard J. Nogal (7)                                        5,000                                 0.21

Lyn G. Rupich (8)                                          31,201                                 1.30

W. Anthony Kopp (9)                                        12,600                                 0.52

Pamela N. Favero (10)                                       3,150                                 0.13

All officers and directors
  as a group (8 persons)                                  188,888                                 7.84%

----------
(1) Does not include shares allocated under the A. J. Smith Federal Savings Bank Employee Stock Ownership Plan and Trust ("ESOP").

(2)   Directors are also directors of AJS Bancorp, MHC.

(3) Includes 4,800 shares underlying options exercisable within 60 days of the record date. Mr. Butkus has sole voting and investment power over 60,800 shares and shared voting and investment power over 5,000 shares.

(4) Includes 1,179 shares underlying options exercisable within 60 days of the record date. Mr. Aurelio has sole voting and investment power over 7,000 shares and shared voting and investment power over 10,000 shares.

(5) Includes 1,179 shares underlying options exercisable within 60 days of the record date. Mr. Blake has sole voting and investment power over 14,500 shares and shared voting and investment power over 16,900 shares.

(6) Includes 1,179 shares underlying options exercisable within 60 days of the record date. Mr. Milen has sole voting and investment power over 7,000 shares and shared voting and investment power over 5,000 shares.

(7)   Mr. Nogal has shared voting and investment power over 5,000 shares.

(8) Includes 4,400 shares underlying options exercisable within 60 days of the record date. Ms. Rupich has sole voting and investment power over 13,119 shares and shared voting and investment power over 13,682 shares.

(9) Includes 2,000 shares underlying options exercisable within 60 days of the record date. Mr. Kopp has sole voting and investment power over 10,600 shares.

(10) Includes 800 shares underlying options exercisable within 60 days of the record date. Ms. Favero has sole voting and investment power over 2,200 shares and shared voting and investment power over 150 shares.

--------------------------------------------------------------------------------
                        PROPOSAL I--ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

      The Company's Board of Directors is composed of five members. The Company's bylaws provide that approximately one-third of the directors are to be elected annually. Directors of the Company are generally elected to serve for a three year period or until their respective successors shall have been elected and shall qualify. The terms of the Board of Directors are classified so that approximately one-third of the directors are up for election in any one year. Two directors will be elected at the Meeting. The Board of Directors has nominated to serve as directors Richard J. Nogal and Edward S. Milen, each to serve for a three-year term.

      The table below sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The Board of Directors recommends a vote "FOR" each of the nominees to serve as directors until their term expires.

                                                                          Shares of Common
                                                                         Stock Beneficially
                                                  Director     Term to      Owned on the      Percent
     Name           Age (1)    Positions Held     Since (2)    Expire       Record Date       of Class
     ----           -------    --------------     ---------    ------       -----------       --------

                                           NOMINEE

Richard J. Nogal       47         Director           2003       2004            5,000            *

Edward S. Milen        78         Director           1977       2004           13,979            *

                                DIRECTORS CONTINUING IN OFFICE

Roger L. Aurelio       56         Director           1999       2005           18,979            *

Raymond J. Blake       60         Director           1979       2006           33,379            1.39


Thomas R. Butkus       56    Chairman and Chief      1977       2006           70,600            2.94
                              Executive Officer

----------
*     Less than 1%.

(1)   At December 31, 2003.

(2) Reflects initial appointment to the Board of Directors of the Bank's mutual predecessor.

      The principal occupation during the past five years of each director and executive officer of the Company is set forth below. All directors and executive officers have held their present positions for all five years unless otherwise stated.

      Thomas R. Butkus is the Chief Executive Officer and Chairman of the Board of Directors of AJS Bancorp, Inc. and A. J. Smith Federal, and has held these positions with A. J. Smith Federal since 1988. Mr. Butkus also served as President of A.J. Smith Federal from 1982 until 2002. Mr. Butkus has been employed by A. J. Smith Federal in various positions since 1972.

      Roger L. Aurelio is the President and Chief Executive Officer of New Supplies Co., Romeoville, Illinois, which sells and maintains pneumatic nailing and stapling equipment.

      Raymond J. Blake is retired. Until his retirement in 1997, Mr. Blake was the Director of Research and Development with Commonwealth Edison, an electric utility company.

      Edward S. Milen is retired. Prior to his retirement, Mr. Milen was the owner of a service station, located in Midlothian, Illinois.

      Richard J. Nogal is a law partner with Goldstine, Skrodzki, Russian, Nemec and Hoff, Ltd. (GSRNH), located in Burr Ridge, Illinois. Mr. Nogal has been with GSRNH since 2002, prior to this he was a partner with the law firm of Lillig & Thorsness, Ltd. Mr. Nogal has been, and continues to be, of counsel to A. J. Smith Federal Savings Bank since 1986.

      W. Anthony Kopp is Senior Vice President in charge of Commercial Lending. Mr. Kopp joined A. J. Smith Federal in May 2001. From 1998 until joining A. J. Smith Federal, Mr. Kopp was Senior Vice President- Commercial Lending at Republic Bank of Chicago. From 1997 until 1998 Mr. Kopp was Executive Vice President- Commercial Lending at First United Bank.

      Lyn G. Rupich is President of AJS Bancorp, Inc. and A. J. Smith Federal. Prior to her appointment as President in 2002 Ms. Rupich was the Vice President and Chief Financial Officer of A. J. Smith Federal. Ms. Rupich has been associated with A. J. Smith Federal since 1987.

      Pamela N. Favero is Chief Financial Officer of AJS Bancorp, Inc., and A.
J. Smith Federal. Prior to her appointment as Chief Financial Officer in 2002, Ms. Favero was the Assistant to the Chief Financial Officer/Internal Auditor of
A. J. Smith Federal Savings Bank. Ms. Favero has been associated with A. J. Smith Federal Since 1991.

Board Independence

      The Board of Directors has determined that, except as to Mr. Butkus, each member of the Board of Directors is an "independent director" within the meaning of the Nasdaq corporate governance listing standards.

Ownership Reports by Officers and Directors

      The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4, and 5 with the SEC disclosing changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4 or 5 on a timely basis. All officers and directors of the Company who are required to file Forms 3, 4 and 5 filed these forms on a timely basis, except for the filing that was required to report the Company's recognition and retention plan awards to officers and directors, which were not timely filed. These reports have since been filed.

--------------------------------------------------------------------------------
                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

      The business of the Company's Board of Directors is conducted through meetings and activities of the Board and its committees. The Board of Directors of the Company held 12 meetings during the year ended December 31, 2003, and five committee meetings during the year ended December 31, 2003. During the year ended December 31, 2003, no director attended fewer than 75 percent of the total meetings of the Board of Directors of the Company or the Bank and committees on which such director served.

Compensation Committee

      The Board of Directors acts as the Compensation Committee which meets periodically to review the performance of officers and employees and determine compensation programs and adjustments. Mr. Butkus is not present, does not vote on, or participate in deliberations with respect to his compensation and will not vote on compensation of other executive officers. The Board of Directors, acting as the Compensation Committee, met one time in 2003. Beginning in March of 2004, the Compensation Committee is comprised of Mr. Raymond Blake and Mr. Roger Aurelio.

Nominating Committee

      During the year ended December 31, 2003, the Board of Directors acted as the Nominating Committee and met one time for the period. Beginning in March of 2004, the Nominating Committee of the Company and the Bank consists of directors Raymond Blake and Edward Milen. Each member of the Nominating Committee is considered "independent" as defined in the Nasdaq corporate governance listing standards, which the board has elected to determine corporate governance. The Company's Board of Directors has adopted a written charter for the Committee, which is available at the Company's website at www.ajsmithbank.com.

      The functions of the Nominating Committee include the following:

            o to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;

            o to review and monitor compliance with the requirements for board independence; and

            o to review the committee structure and make recommendations to the Board regarding committee membership.

      The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

            o has personal and professional ethics and integrity and whose values are compatible with the Company's;

            o has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

            o is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

            o is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

            o is involved in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its stockholders; and

            o has the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

      The Nominating Committee will also take into account whether a candidate satisfies the criteria for "independence" under the Nasdaq corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

      The Nominating Committee does not have any written specific minimum qualifications or skills that the committee believes must be met by either a committee-recommended or a securityholder-recommended candidate in order to serve on the board. The committee applies an equal level of scrutiny and review to all candidates, whether they have been provided by the committee or through a securityholder nomination. The Nominating Committee believes that at least one of the Company's directors must possess the requisite financial sophistication to satisfy the standards required for Nasdaq-listed companies. The Company does not pay a fee to any third party to identify, evaluate or assist in identifying or evaluating potential nominees.

Procedures for the Nomination of Directors by Shareholders

      The Nominating Committee has adopted procedures for the submission of director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating Committee will consider candidates submitted by the Company's stockholders. Stockholders can submit the names of qualified candidates for Director by writing to our Corporate Secretary, at 14757 South Cicero Avenue, Midlothian, Illinois 60445. The Corporate Secretary must receive a submission not less than 90 days prior to the date of the Company's proxy materials for the preceding year's annual meeting. The submission must include the following information:

      o the name and address of the stockholder as they appear on the Company's books, and number of shares of the Company's common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder's ownership will be required);

      o the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder's ownership should be provided);

      o     a statement of the candidate's business and educational experience;

      o such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

      o a statement detailing any relationship between the candidate and AJS Bancorp, Inc.;

      o a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

      o detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

      o a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

      A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in "Stockholders Proposals."

Stockholder Communications with the Board

      A stockholder of the Company who wants to communicate with the Board of Directors or with any individual Director can write to the President of the Company, at 14757 South Cicero Avenue, Midlothian, Illinois 60445, Attention:
President. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

      o forward the communication to the Director or Directors to whom it is addressed;

      o attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

      o not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

      At each Board meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the Directors.

Code of Ethics

      The Company has adopted a Code of Ethics that is applicable to the officers, directors and employees of the Company, including the Company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on the Company's website at www.ajsmithbank.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company's website.

      Audit Committee

      The Board of Directors has adopted a written charter for the Audit Committee, and a copy of this charter is attached as an appendix to this Proxy Statement. The audit committee consists of the following directors of the
Company: Messrs. Blake (committee Chair), Aurelio and Milen. The audit committee meets on a quarterly basis to examine and approve the audit report prepared by the independent auditors of the Bank, to review and recommend the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls of the Company, and to review and approve audit policies. In addition, the Audit Committee meets with the independent auditors to review the results of the annual audit and other related matters. The Audit Committee met four times during the year ended December 31, 2003.

      Each member of the Audit Committee is "independent" as defined in the listing standards for Nasdaq-listed companies and under Rule 10A-3 of the Securities Exchange Act of 1934. Each member of the Audit Committee is able to read and understand financial statements, and no member of the Audit Committee has participated in the preparation of the Company's or the Bank's, or any of the Bank's subsidiaries', financial statements during the past three years. Director Aurelio is deemed by the Company to be an "audit committee financial expert." Director Aurelio has an understanding of generally accepted auditing principles (GAAP) and has the ability and experience to prepare, audit, evaluate and analyze financial statements which present the breadth and level of complexity of issues that the Company reasonably expects to be raised in connection with a review of the Company's financial statements. Mr. Aurelio has actively reviewed the Company's financial statements since becoming a director in 1999. Director Aurelio has acquired these attributes through the experience he has gained as the Chief Executive Officer overseeing and actively supervising a principal financial officer in a company he privately owns.

Audit Committee Report

      Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

      In connection with these responsibilities, the Audit Committee met with management and Crowe Chizek and Company LLC, the independent auditing firm for the Company, to review and discuss the December 31, 2003 consolidated financial statements. The Audit Committee also discussed with Crowe Chizek and Company LLC, the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received the written disclosures and the letter from our independent accountants, Crowe Chizek and Company LLC, required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committee). Additionally, the Audit Committee has discussed with Crowe Chizek and Company LLC the issue of its independence from the Company.

      Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, to be filed with the Securities and Exchange Commission.

      This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

              This report has been provided by the Audit Committee:
                       Directors Blake, Aurelio and Milen

Evaluation of disclosure controls and procedures

      The Company has adopted controls and other procedures which are designed to ensure that information required to be disclosed in this Proxy Statement and other reports filed with the SEC is recorded, processed, summarized and reported within time periods specified by the SEC. Under the supervision and with the participation of our management, including our Chief Executive Officer, President and Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the fiscal year (the "Evaluation Date"). Based upon that evaluation, the Chief Executive Officer, President and Chief Financial Officer concluded that, as of December 31, 2003, our disclosure controls and procedures were effective in timely alerting them to the material information relating to us (or our consolidated subsidiaries) required to be included in this Proxy Statement.

Performance Graph

      Set forth hereunder is a performance graph comparing (a) the total return on the common stock of the Company for the period beginning on December 26, 2001, the first day that the Company's Common Stock traded, through December 31, 2003, (b) the cumulative total return on stocks included in the United States Nasdaq Composite Index over such period, and (c) the cumulative total return on stocks included in the SNL Over the Counter-Bulletin Board and pink sheet traded thrifts with total assets between $100 million up to $500 million over such period, and (d) the cumulative total return on stocks included in the SNL Mutual Holding Company Thrifts Index over such period. The graph assumes that the value of the investment in each index was $100 on December 26, 2001 and that all dividends were reinvested.

      Assuming an initial investment in the common stock of AJS Bancorp, Inc. of $100.00 on December 26, 2001, the cumulative total value of the investment on December 31, 2003 would be $174.24. There can be no assurance that the Company's stock performance will continue in the future with the same or similar trend depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.

                                AJS Bancorp, Inc.

                                  [LINE GRAPH]

                                                           Period Ending
                                  ----------------------------------------------------------------
Index                             12/26/01   12/31/01   06/30/02   12/31/02    06/30/03   12/31/03
--------------------------------------------------------------------------------------------------
AJS Bancorp, Inc.                  100.00      99.62     109.85     131.82      157.20     174.24
NASDAQ - Total US                  100.00      98.68      74.17      68.86       83.88     103.73
SNL All OTC-BB and Pink Thrifts    100.00     100.64     119.71     125.29      152.68     185.39
SNL MHC Thrifts Index              100.00      99.07     136.80     142.25      172.59     240.56

Compensation of the Board of Directors of A. J. Smith Federal

      Directors of the Company do not receive separate compensation for their service on the Company's Board. Directors are paid a fee of $1,250 for each regular meeting of the Board of Directors attended and $200 for each committee meeting attended, except that Mr. Blake receives $300 for his attendance at each meeting of the loan committee. Directors are permitted one paid absence per year.

Compensation Committee Interlocks and Insider Participation

      The Company does not independently compensate its executive officers, directors, or employees. The Compensation Committee retains the principal responsibility for the compensation of the officers, directors and employees of the Bank. The Board of Directors reviews the benefits provided to the Bank's officers and employees.

Report of the Compensation Committee

      Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee of the Bank, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

      The Board has delegated to the Compensation Committee the responsibility of assuring that the compensation of the Chief Executive Officer and other executive officers is consistent with the compensation strategy, competitive practices, the performance of the Bank, and the requirements of appropriate regulatory agencies. Messrs. Aurelio and Blake, each of whom is deemed independent by the Company pursuant to applicable rules of the National Association of Securities Dealers, serve on the Compensation Committee and participate in executive compensation decision making. Any cash compensation paid to executive officers is paid by the Bank. The Company does not currently pay any cash compensation to executive officers.

Executive Compensation

      The following table sets forth information concerning the compensation paid or granted to A. J. Smith Federal's Chief Executive Officer and President. No other executive officers of A. J. Smith Federal had aggregate annual compensation in excess of $100,000 in fiscal 2003.

-------------------------------------------------------------------------------------------------
                                                     Annual Compensation
-------------------------------------------------------------------------------------------------
                                                                      Other Annual    All Other
Name and Principal Position      Fiscal year    Salary      Bonus     Compensation   Compensation
-------------------------------------------------------------------------------------------------
Thomas R. Butkus, Chairman and       2003      $178,000    $16,000         --         $38,200(2)
Chief Executive Officer              2002      $175,000    $27,000         --         $44,700(2)
                                     2001      $170,000    $24,000         --         $49,700(2)
-------------------------------------------------------------------------------------------------
Lyn G. Rupich, President and         2003      $118,900    $11,000         --         $15,300(3)
Chief Operating Officer (1)          2002      $115,000    $15,000         --         $17,100(3)
-------------------------------------------------------------------------------------------------

(1) Summary compensation information is excluded for Ms. Rupich for the year ended December 31, 2001, insofar as Ms. Rupich did not have compensation in excess of $100,000 in 2001.

(2) Includes director's fees of $15,000, ESOP allocation of $22, 200, and profit sharing plan contribution of $1,000 in 2003, director's fees of $15,000, ESOP allocation of $28,400, and profit sharing plan contribution of $1,300 in 2002, and director's fees of $20,000, ESOP allocation valued at $28,500 and a profit sharing contribution of $1,200 in 2001. Does not include the aggregate amount of other personal benefits, which did not exceed 10% of the total salary and bonus reported. Also does not include amounts accrued under the Retirement Plan for Inside Directors.

(3) Includes ESOP allocation of $14,600 and $16,400, and profit sharing plan contribution of $700 each in 2003 and 2002, respectively.

Benefit Plans

      Retirement Plan for Outside Directors. A. J. Smith Federal maintains a retirement plan for outside directors to provide retirement income to such directors upon their termination of service. The plan was initially effective as of December 18, 1995, and has been amended and restated effective as of January 1, 2001. Messrs. Aurelio, Blake and Milen are the current participants in the plan. The Board may, in its discretion, designate additional outside directors as participants. In the event a director terminates service for any reason other than death, he shall receive ten annual payments, equal to the product of his "benefit percentage," or 10% for each full year of service on the Board (up to 10 years of service), multiplied by $12,000. At the participant's election, payments may be made in a lump sum or over some other period of years, not to exceed 20 years. Distributions from a participant's vested benefits may be made in the event of an unforeseeable emergency or financial hardship. Upon termination of service, a participant may request an accelerated distribution of his benefits in the form of a lump sum distribution of 90% of the present value of his vested benefit. The remaining balance will be forfeited. Upon a change in control, each participant will receive the present value of his vested benefit in a lump sum. If a participant dies before payment of his retirement benefit has commenced, or after payment has commenced, such payment or any remaining payments will be made to his beneficiary. All obligations arising under the plan are payable from the general assets of A. J. Smith Federal. For the plan year ending December 31, 2003, A. J. Smith Federal accrued a liability of $28,600 under the plan.

      Retirement Plan for Inside Directors. A. J. Smith Federal maintains a retirement plan for employee directors. The plan was initially effective as of December 18, 1995, and has been amended and restated effective as of January 1, 2001. Mr. Thomas R. Butkus is the initial participant in the plan. The Board may, in its discretion, designate additional employee directors as participants, as well as different benefit formulas or retirement income goals for different participants. The retirement plan benefit for Mr. Butkus has been calculated with the intended goal of providing him with a benefit at retirement equal to 70% of his final average pay. Mr. Butkus is presently vested in his account balance. The balance of his account will be payable in the form of single life annuity, unless he elects another form of payment. Benefits under the plan may be paid early upon an unforeseeable emergency or financial hardship. Upon termination of service, Mr. Butkus may request an accelerated distribution of his benefits in the form of a lump sum distribution of 90% of the present value of his account balance. In the event of such an election, the remaining balance will be forfeited. Upon a change in control, he will receive the present value of his account balance in a lump sum. If he dies before payment of his vested benefit has commenced, or after payment has commenced, payment will be made to his beneficiary. The plan is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the plan are payable from the general assets of A. J. Smith Federal. For the plan year ended December 31, 2003, A. J. Smith Federal accrued a liability of $30,900 under the plan.

      Employment Agreement. A. J. Smith Federal and Thomas R. Butkus entered into a revised employment agreement on August 19, 2003. The revised employment agreement has an initial term of 36 months. On each anniversary date of the agreement, the board of directors may extend the term of the employment agreement for an additional year. Mr. Butkus' current annual salary under the employment agreement is $178,000. His salary will be reviewed by the board at least annually, and may be increased but not decreased. The agreement provides for insurance benefits, including lifetime health benefits for Mr. Butkus and his spouse, and participation in other employee benefits generally available or available to senior management. Mr. Butkus is entitled to the use of an automobile and reimbursement of maintenance costs for such automobile, as well as reimbursement of reasonable out-of-pocket expenses, including membership fees in certain clubs and organizations that are necessary or appropriate to further the business of the Bank. Mr. Butkus is entitled to participate in an equitable manner with other senior executives in discretionary bonuses awarded from time to time. A. J. Smith Federal may terminate Mr. Butkus' employment for just cause at any time. Should A. J. Smith Federal terminate Mr. Butkus' employment during the term of the agreement for reasons other than just cause or within 12 months of a change in control, or in the event Mr. Butkus voluntarily terminates his employment within 90 days of any of the following events: (i) the relocation of his principal place of employment by more than 35 miles; (ii) a material reduction in his compensation; (iii) A. J. Smith Federal's failure to increase his salary or to pay Mr. Butkus a discretionary bonus when awarded to other senior executives; (iv) A. J. Smith Federal's failure to continue to provide him with compensation and benefits provided for under the agreement; (v) the imposition of the requirement that he report to persons other than the board;
(vi) the assignment of duties and responsibilities materially different from those associated with his position; (vii) the failure to reelect him to the board; or (viii) a material diminution of his responsibilities or authority, Mr. Butkus would be entitled to receive an amount equal to three times the sum of his base salary and the highest rate of bonus awarded to him during the prior three years. In addition, Mr. Butkus would be entitled to the payment of a lump sum equal to the present value of contributions that A. J. Smith Federal would have made on his behalf under its tax-qualified retirement plans had Mr. Butkus continued to work for A. J. Smith Federal for 36 months following his termination. Mr. Butkus would also vest on the date of his termination in any outstanding unvested stock options or shares of restricted stock awarded to him. In the event his termination of employment is due to a change in control, certain perquisites provided during employment, such as the use of an automobile and club memberships, would continue to be provided f or 36 months following such termination. In the event payments to Mr. Butkus would include an "excess parachute payment" as defined in the Internal Revenue Code, they would be reduced accordingly. If Mr. Butkus retires during the term of the agreement, he (or, in the event of his death after retirement but prior to payment of retirement benefits, his estate) will be paid, within 6 months of such retirement, a lump sum payment equal to 50% of his annual salary. The employment agreement also provides for a disability benefit in the event of Mr. Butkus disability and a death benefit equal to one years salary in the event of his death during the term of the agreement.

      Employee Profit Sharing Plan. A. J. Smith Federal maintains the A. J. Smith Federal Savings Bank Employees' Profit Sharing Plan (the "Profit Sharing Plan"). Employees who are at least 18 years old and who have completed 1,000 hours of service within a 12 month period of service are eligible to participate in the Profit Sharing Plan. Employer contributions to the Profit Sharing Plan are discretionary and are allocated to participants who have worked 1,000 hours during the plan year and were employed on the last day of the plan year. Upon the retirement, disability or death of a participant, the participant's account will be credited with an allocation even if the participant did not meet the hours requirement or the participant was not employed on the last day of the plan year. The allocation of employer contributions to participants' accounts is based upon each participant's compensation in proportion to the compensation of all participants. Participants become vested in their benefits at the rate of 20% per year following two years of service, and are fully vested upon completion of six years of service. Participants also become fully vested in their benefits upon normal retirement, in the event of disability or death. Distribution of benefits may be made, at the participant's election, in a lump sum, in installments or in the form of a joint and survivor annuity.

      Employee Stock Ownership Plan and Trust. A. J. Smith Federal implemented an employee stock ownership plan at the time of its reorganization and offering. Employees who are at least 18 years old with at least one year of employment with A. J. Smith Federal are eligible to participate. The employee stock ownership plan borrowed funds from AJS Bancorp, Inc. to purchase a number of shares equal to up to 8% of the common stock sold in the offering. Collateral for the loan will be the common stock purchased by the employee stock ownership plan. The loan will be repaid principally from A. J. Smith Federal's discretionary contributions to the employee stock ownership plan over a period of up to 10 years. The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

      Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan will become vested at the rate of 20% per year, starting upon completion of three years of credited service, and will be fully vested upon completion of 7 years of credited service. A participant's interest in his account under the plan will also fully vest in the event of termination of service due to a participant's early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits will be payable in the form of common stock and/or cash. A. J. Smith Federal's contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the employee stock ownership plan cannot be estimated. Pursuant to SOP 93-6, A.
J. Smith Federal will be required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. In the event of a change in control, the employee stock ownership plan will terminate.

      Stock Option Plan. During the year ended December 31, 2003, the Company adopted, and the Company's stockholders approved, the AJS Bancorp, Inc. 2003 Stock Option Plan (the "Stock Option Plan"). Under the Stock Option Plan, the Company may issue to the Bank's and the Company's key employees and directors up to 117,941 options to acquire shares of the Company's common stock. In 2003, options to purchase 114,685 shares were granted to key employees and directors at an exercise price of $18.75 per share, the fair market value of the underlying shares on the date of the award. The term of the options is ten years from the date of grant, and the shares subject to awards will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of the Company. The awards included an equal number of reload options ("Reload Options"), limited stock appreciation rights ("Limited Rights") and dividend equivalent rights ("Dividend Equivalent Rights"). A Limited Right gives the option holder the right, upon a change in control of the Company or the Bank, to receive the excess of the market value of the shares represented by the Limited Rights on the date exercised over the exercise price. The Limited Rights are subject to the same terms and conditions as the stock options. The Dividend Equivalent Rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined as any dividend where the rate of dividend exceeds the Bank's weighted average cost of funds on interest-bearing liabilities for the current quarter or the annualized aggregate dollar amount of the dividend exceeds the Bank's after-tax net income for the current quarter. The Reload Options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has traded in. Reload Options may also be granted to replace option shares retained by the employer for payment of the option holder's withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a Reload Option is equal to the market value of the previously owned stock at the time it was surrendered. The option period during which the Reload Option may be exercised expires at the same time as that of the original option that the holder has exercised. Each non-employee director was granted options for the acquisition of 5,895 shares. The option exercise price for such option grants was $18.75.

      The following table sets forth information relating to options granted to the Named Executive Officers during 2003.

=============================================================================================================
                                    OPTION GRANTS IN LAST FISCAL YEAR
=============================================================================================================
                                            Individual Grants
-------------------------------------------------------------------------------------------------------------
                                       Percent of Total
                                       Options Granted      Exercise
                                       to Employees in      or Base    Expiration    Grant Date Present Value
      Name           Options Granted       FY 2003           Price        Date                  (1)
-------------------------------------------------------------------------------------------------------------
Thomas R. Butkus          24,000             24.7%           $18.75      5/21/13              $ 2.82
-------------------------------------------------------------------------------------------------------------
Lyn G. Rupich             22,000             22.7%           $18.75      5/21/13              $ 2.82
=============================================================================================================

----------
(1) The grant date present value was derived using the Black-Scholes option pricing model with the following assumptions: volatility of 15.03%; risk free rate of return of 2.37%; dividend yield of 0.00%; and a 5 year average expected term.

      Set forth below is certain information concerning options outstanding to the Named Executive Officers at December 31, 2003. No options were exercised by these individuals during 2003.

==========================================================================================================
                          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                     FISCAL YEAR-END OPTION VALUES
==========================================================================================================
                                                       Number of Unexercised       Value of Unexercised
                                                             Options at           In-The-Money Options at
                                                              Year-End                 Year-End (1)
                                                     -----------------------------------------------------
                    Shares Acquired       Value      Exercisable/Unexercisable   Exercisable/Unexercisable
     Name            Upon Exercise      Realized                (#)                         ($)
----------------------------------------------------------------------------------------------------------
Thomas R. Butkus          -0-              $--                0/24,000                 $ - /$102,000
----------------------------------------------------------------------------------------------------------
Lyn G. Rupich             -0-              $--                0/24,000                 $ - /$93,500
==========================================================================================================

----------
(1) The fair market value of the common stock at December 31, 2003 was $23.00 per share which exceeded the exercise price of the option, which is $18.75 per share.

      Recognition and Retention Plan. During the fiscal year ended December 31, 2003 the Company adopted, and the Company's stockholders approved, the AJS Bancorp, Inc. 2003 Recognition and Retention Plan (the "Recognition Plan"). Under the Recognition Plan 58,971 shares of common stock may be awarded to key employees and outside directors of the Company. During the year ended December 31, 2003, 12,000 shares of common stock ("Restricted Stock") were awarded to Thomas Butkus, 11,371 shares were awarded to Lyn Rupich, and 30,571 shares were awarded to all executive officers as a group. Directors (other than Mr. Butkus) received a total of 11,200 shares of restricted stock. Recognition Plan awards vest ratably over a five year period. The total value of such shares awarded to all executive officers and directors at December 31, 2003 was $960,733.

      Set forth below is certain information as of December 31, 2003 regarding equity compensation to directors and executive officers of the Company approved by stockholders. Other than the employee stock ownership plan, the Company did not have any equity plans in place that were not approved by stockholders.

==========================================================================================================================
                                    Number of securities to be
                                      issued upon exercise of
                                      outstanding options and    Weighted average      Number of securities remaining
               Plan                           rights              exercise price      available for issuance under plan
--------------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved          114,685 options
by stockholders.....................    58,971 restricted stock        $18.75(1)       3,256(options)/0 (restricted stock)
--------------------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by stockholders............              --                      --                           --
--------------------------------------------------------------------------------------------------------------------------
      Total.........................           173,656                 $18.75(1)       3,256(options)/0(restricted stock)
==========================================================================================================================

(1) Represents the exercise price of options awarded under the stock option plan.

Transactions With Certain Related Persons

      The Bank offers to directors, officers, and employees loans which are made by the Bank to such persons in the ordinary course of business on substantially the same terms (other than interest rate), including collateral, as those prevailing at the time for comparable transactions with other persons, and which do not involve more than the normal risk of collectibility or present other unfavorable features. All such loans were performing in accordance with their terms as of the date of this proxy statement. Federal regulations permit executive officers and directors to participate in loan programs that are available to other employees, as long as the director or executive officer is not given preferential treatment compared to other participating employees. The interest rate on loans to directors and officers is the same as that offered to the Bank's other employees.

      Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to the Company. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Bank's directors and officers are made in conformity with the Federal Reserve Act lending restrictions.

--------------------------------------------------------------------------------
              PROPOSAL II--RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

      The Audit Committee of the Board of Directors has approved the engagement of Crowe Chizek and Company LLC to be the Company's auditors for the 2004 fiscal year, subject to the ratification of the engagement by the Company's stockholders. Auditors are not deemed independent under Securities Rules unless the Audit Committee has approved the engagement, or alternatively, the engagement is entered into pursuant to detailed pre-approval policies and procedures established by the audit committee which sets forth each specific service to be performed by auditor. At the Meeting, stockholders will consider and vote on the ratification of the engagement of Crowe Chizek and Company LLC for the Company's fiscal year ending December 31, 2004. A representative of Crowe Chizek and Company LLC is expected to attend the Meeting to respond to appropriate questions and to make a statement, if deemed appropriate.

      Audit Fees. During the past two years the aggregate fees billed for professional services rendered by Crowe Chizek and Company LLC (the "Independent Auditor") for the audit of the Company's annual financial statements and for the review of the Company's quarterly reports were $57,000 for 2003 and $59,400 for 2002.

      Audit-related fees. During 2003, aggregate fees billed for professional services by the Independent Auditor that are reasonably related to the performance of the audit were $875. There were no aggregate fees billed for professional services by the Independent Auditor that are reasonably related to the performance of the audit in 2002.

      Tax Fees. Aggregate fees billed for professional services by the Independent Auditor for tax compliance, tax advice and tax planning were $18,750 for 2003 and $16,100 for 2002.

      All Other Fees. During the past two years, the aggregate fees billed for professional services rendered for the Company by the Independent Auditor for service other than those listed above were $7,081 for 2003 and $17,816 for 2002.

      Crowe Chizek and Company LLC was not paid fees by the Company relating to financial information systems design and implementation.

      The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of its auditors. The Audit Committee concluded that performing such services in 2003 did not affect the auditors' independence in performing their function as auditors of the Company.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

      The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. All of the tax fees and other fees paid in 2003 were approved per the Audit Committee's pre-approval policies.

      In order to ratify the selection of Crowe Chizek and Company LLC as the auditors for the 2004 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of Crowe Chizek and Company LLC as auditors for the 2004 fiscal year.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

      In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 14757 South Cicero Avenue, Midlothian, Illinois 60445, no later than December 31, 2004. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

      The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company at least 5 days before the date fixed for such meeting. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

      The date on which next year's Annual Meeting of Stockholders is expected to be held is May 18, 2005. Accordingly, advance written notice of business or nominations to the board of directors to be brought before the Annual Meeting of Stockholders must be given to the Company no later than May 13, 2005.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

      The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Meeting, as to which they shall act in accordance with their best judgment.

      The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

      A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 will be furnished without charge to stockholders as of the record date upon written request to the Corporate Secretary, AJS Bancorp, Inc., 14757 South Cicero Avenue, Midlothian, Illinois 60445.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Patricia A. Butkus
                                          ---------------------------
                                          Corporate Secretary

Midlothian, Illinois
April 15, 2004

                                                                      Appendix A

                             Audit Committee Charter

The board of directors of AJS Bancorp, Inc. has created a committee of directors known as the AUDIT COMMITTEE, with the authority, responsibility and specific duties are described below. This charter governs the operations of the AUDIT COMMITTEE.

COMPOSITION

The AUDIT COMMITTEE shall be comprised of at least three directors each of whom are independent of management and operating executives. Members of the AUDIT COMMITTEE shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company or its subsidiaries. The members of the AUDIT COMMITTEE must also meet the independence requirements of the Nasdaq National Market. All AUDIT COMMITTEE members shall be financially literate, and at least one member shall be an "audit committee financial expert" as defined by Securities and Exchange Commission regulations. The board shall annually appoint the members for the AUDIT COMMITTEE. One of the members shall be appointed committee chairman by the board of directors.

AUTHORITY

The AUDIT COMMITTEE may be requested by the board of directors to investigate any activity of the institution, and all employees are directed to cooperate as requested by members of the committee. The AUDIT COMMITTEE is empowered to retain persons having special competence as necessary to assist the committee in fulfilling its responsibility.

RESPONSIBILITY

The primary responsibility of the AUDIT COMMITTEE is to oversee the Company's financial reporting process on behalf of the board of directors and report the results of their activities to the board. While the AUDIT COMMITTEE has the responsibilities and powers set forth in its Charter, it is not the duty of the AUDIT COMMITTEE to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

Consistent with their fiduciary duty, the AUDIT COMMITTEE is to serve as a focal point for communication between noncommittee directors, the independent auditors, the internal audit and compliance function, and management as their duties relate to financial accounting, reporting, controls and regulatory compliance. The AUDIT COMMITTEE is to assist the board of directors in fulfilling its fiduciary responsibilities as to accounting policies, reporting practices and the sufficiency of auditing relative thereto and regulatory compliance. It is to be the board's principal agent in ensuring the independence of the institution's independent accountants, internal audit function, the integrity of management, and the adequacy of disclosures to stockholders.

MEETINGS

The AUDIT COMMITTEE is to meet as least four times per year, and as many more times as that committee deems necessary to fulfill its duties.

ATTENDANCE

At least a majority of the members of the AUDIT COMMITTEE are to be present at all meetings. As necessary or desirable, the chairman may request that members of management, the Internal Auditor, Compliance Officer, Security Officer and representatives of the independent auditors be present at meetings of the committee.

MINUTES

Minutes of each meeting are to be prepared and sent to committee members and the directors who are not members of the committee.

DUTIES AND RESPONSIBILITIES

The AUDIT COMMITTEE, in carrying out its responsibilities, believes its polices and procedures should remain flexible, in order to best react to changing conditions and circumstances. The AUDIT COMMITTEE should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

      The AUDIT COMMITTEE is to:

      1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

      2. Advise the Board with respect to the Company's policies and procedures regarding compliance with Company's Code of Conduct and report any violations of the Code to the Board.

      3. Evaluate the institution's compliance with and effectiveness of the Bank's administrative and operating policies and procedures, and accounting internal control system, by review of written reports from the internal and external auditors and monitor management's response and actions to correct any noted deficiencies;

      4. Evaluate the institution's compliance with federal and state laws and regulations (safety and soundness and compliance) and any agreements with the regulators by review of the compliance officer's reports, examination reports and other correspondence from the regulatory authorities and management's response to these reports;

      5. Evaluate the institution's compliance with board established lending policies and underwriting standards for loans by review of an internal audit report generated at least annually, which reviews a sample of loans originated or purchased during a period, affiliated person loans, and loans in excess of a certain dollar amount determined by the Audit Committee.

      6. Review all regulatory examination reports submitted to the Bank and management's response to them;

      7.    Review all significant accounting changes; and

      8. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

      9. Review the annual audited financial statements with management and the independent accountants, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

      10. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

      11. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, and annual report on Form 10-K. Unless already provided to the full Board of Directors, the AUDIT COMMITTEE shall be furnished with copies of earnings releases and formal earnings guidance provided to financial analysts and rating agencies prior to dissemination.

      12. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

      13. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in executive sessions.

      14. Review and approve the audit plan of the internal auditors, including the extent to which the planned audit scope relates to identifying weaknesses in internal controls and review of the institution's EDP procedures and controls.

      15. Review the significant reports to management prepared by the internal auditing department and management's responses.

      16. Review the appointment and replacement of the senior internal auditing executive.

      17. Meet with the independent auditor prior to the start of the annual external audit to review the proposed audit scope, planning and staffing.

      18. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

      19. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

            (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

            (b) Any changes required in the planned scope of the internal audit.

      20. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the AUDIT COMMITTEE, recommend that the Board take appropriate action to insure the independence of the auditor.

      21. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995, regarding required disclosures of corporate fraud to management, the AUDIT COMMITTEE and the Board of Directors, has not been implicated.

      22. Be directly responsible for the appointment, retention and termination of the independent auditor, which firm is ultimately accountable to the AUDIT COMMITTEE and the Board. Annually, evaluate the performance of the independent auditor and, if so determined by the AUDIT COMMITTEE, recommend that the Board replace the independent auditor.

      23. Approve the fees to be paid to the independent auditor and pre-approve all audit and non-audit services provided by the independent auditors. It shall not engage the independent auditors to perform specific non-audit services proscribed by law and regulation.

      24. Establish hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and Nasdaq listing standards.

      25. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

      26. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

At least annually, the AUDIT COMMITTEE shall obtain and review a report by the independent auditors describing:

      o     The firm's internal quality control procedures.

      o Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues.

      o All relationships between the independent auditor and the Company (to assess the auditor's independence).

While the AUDIT COMMITTEE has the responsibilities and powers set forth in this Charter, it is not the duty of the AUDIT COMMITTEE to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the AUDIT COMMITTEE to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                 REVOCABLE PROXY

                                AJS Bancorp, Inc.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 19, 2004

      The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at a Annual Meeting of Stockholders ("Meeting") to be held at Rosewood West, 131st and Cicero, Crestwood, Illinois 60445, at 1:00 p.m., (local time) on May 19, 2004. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

                                                                        VOTE
                                                              FOR     WITHHELD
                                                              ---     --------
1.    The election as director of the nominees listed
      below (except as marked to the contrary below)          |_|        |_|

      Richard J. Nogal
      Edward S. Milen

                                                              FOR      AGAINST     ABSTAIN
                                                              ---      -------     -------
2.    The ratification of the appointment of Crowe
      Chizek and Company LLC as auditors for the fiscal       |_|        |_|         |_|
      year ending December 31, 2004.

The Board of Directors recommends a vote "FOR" each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force or effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.

      The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Meeting and a proxy statement dated April 15, 2004.

                                         Dated: _________________, 2004

                                    |_|  Check Box if You Plan to Attend Meeting


-------------------------------     -----------------------------------
PRINT NAME OF STOCKHOLDER           PRINT NAME OF STOCKHOLDER


-------------------------------     -----------------------------------
SIGNATURE OF STOCKHOLDER            SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.